SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM 8-K

                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                             April 24, 1995
           (Date of Report (Date of Earliest Event Reported))

                         LA-Z-BOY CHAIR COMPANY
         (Exact Name of Registrant as Specified in Its Charter)

                                Michigan
             (State or Other Jurisdiction of Incorporation)

                                 1-9656
                        (Commission File Number)

                               38-0751137
                  (I.R.S. Employer Identification No.)

                         1284 N. Telegraph Road
                         Monroe, Michigan 48161
      (Address of Principal Executive Offices, Including Zip Code)

                             (313) 242-1444
          (Registrant's Telephone Number, Including Area Code)

                            [not applicable]
       (Former Name or Former Address If Changed Since Last Report

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Item 2.  Acquistion or Disposition of Assets

On Monday, April 24, 1995, La-Z-Boy Chair Company announced that the shareholders of England/Corsair, Inc. had voted to accept the terms of a merger agreement with La-Z-Boy Chair Company which was effective
April 29, 1995. The total initial purchase price consists of $2.6 million of cash, $10.0 million of notes and 667,000 shares of La-Z-Boy Common Stock. On Friday, April 28, 1995, the New York Stock Exchange closing price for La-Z-Boy Common Stock was $27.

See exhibits (99)(a) and (99)(b) described below. These exhibits contain additional information regarding the merger, including financial statements and pro forma financial information.


Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits

    (99)(a)  England/Corsair, Inc. to Join La-Z-Boy Family News Release.

    (99)(b) Form S-4 Registration Statement containing financial statements and pro forma financial information (filed April 17, 1995 (Registration No. 33-57623)) under the headings "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" AND "ENGLAND/ CORSAIR, INC. FINANCIAL STATEMENTS".

    (99)(c)  Consent of Independent Certified Public Accountants.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LA-Z-BOY-CHAIR COMPANY


Date:  May 1, 1995                             Gene  M. Hardy
                                           Secretary and Treasurer